UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2008

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2008, as part of the Capital Purchase Program established by the U.S. Department of the Treasury (the “Treasury”) under the Emergency Economic Stabilization Act of 2008 (“EESA”), Susquehanna Bancshares, Inc. (“Susquehanna”) entered into a Letter Agreement, which incorporates by reference the Securities Purchase Agreement — Standard Terms (the “Purchase Agreement”), pursuant to which Susquehanna issued and sold to the Treasury for an aggregate purchase price of $300 million in cash (i) 300,000 shares of Susquehanna’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share, having a liquidation preference of $1,000 per share (the “Preferred Stock”), and (ii) a ten-year warrant to purchase up to 3,028,264 shares of Susquehanna’s common stock, $2.00 par value per share (“Common Stock”), at an initial exercise price of $14.86 per share, subject to certain anti-dilution and other adjustments (the “Warrant”). The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and thereafter at a rate of 9% per annum. Susquehanna may not redeem the Preferred Stock during the first three years except with the proceeds from a “Qualified Equity Offering” (as defined in the Purchase Agreement). After three years, Susquehanna may, at its option, redeem the Preferred Stock at the liquidation amount plus accrued and unpaid dividends. The Preferred Stock is generally non-voting. Prior to December 12, 2011, unless Susquehanna has redeemed the Preferred Stock or the Treasury has transferred the Preferred Stock to a third party, the consent of the Treasury will be required for Susquehanna to increase its common stock dividend or repurchase its common stock or other equity or capital securities, other than in certain circumstances specified in the Purchase Agreement. The form of certificate for the Preferred Stock is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

The Warrant is immediately exercisable. The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Common Stock, and upon certain issuances of Common Stock at or below a specified price relative to the then-current market price of Common Stock. The Warrant expires ten years from the issuance date. If, on or prior to December 31, 2009, Susquehanna receives aggregate gross cash proceeds of not less than the purchase price of the Preferred Stock from one or more “Qualified Equity Offerings” announced after October 13, 2008, the number of shares of common stock issuable pursuant to the Treasury’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant. The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

Upon the request of the Treasury at any time, Susquehanna has agreed to promptly enter into a deposit arrangement pursuant to which the Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Preferred Stock, may be issued. Susquehanna has agreed to register the Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Preferred Stock and the Warrant.

Item 3.02	Unregistered Sales of Equity Securities.

The Preferred Stock and the Warrant were issued to the Treasury in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act. The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” and “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated herein by reference.

Under the Statement with Respect to Shares described in “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year,” Susquehanna’s ability to declare or pay dividends on or to repurchase its Common Stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay (or set aside for payment) full dividends on the Preferred Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    As a condition to the closing of the transaction, each of Messrs. Eddie L. Dunklebarger, Bernard A. Francis, Jr., Drew K. Hostetter, Michael M. Quick and William J. Reuter, Susquehanna’s Senior Executive Officers (as defined in subsection 111(b) of the EESA), executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or Susquehanna for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of Susquehanna acquired through the Program. Each of the Senior Executive Officers also entered into a letter agreement with Susquehanna whereby each Senior Executive Officer agreed to amend the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that the Treasury owns any debt or equity securities of Susquehanna acquired pursuant to the Purchase Agreement or the Warrant, to comply with Section 111(b) of the EESA. The Waivers were effective December 12, 2008. The form of Waiver is attached as Exhibit 10.2 hereto and is incorporated herein by reference. The form of Letter Agreement is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2008, Susquehanna filed the Statement with Respect to Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A of Susquehanna Bancshares, Inc. with the Secretary of State of the Commonwealth of Pennsylvania for the purpose of amending its Amended and Restated Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Preferred Stock. The Statement with Respect to Shares is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
3.1	Statement with Respect to Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A of Susquehanna Bancshares, Inc. filed on December 10, 2008

4.1	Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.2	Warrant to Purchase Shares of Common Stock of Susquehanna Bancshares, Inc., dated December 12, 2008, issued to the United States Department of the Treasury

10.1	Letter Agreement dated December 12, 2008 by and between Susquehanna Bancshares, Inc. and the United States Department of the Treasury

10.2	Form of Waiver of Senior Executive Officers

10.3	Form of Letter Agreement by and between the Senior Executive Officers and Susquehanna Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC. (Registrant)

By:	/s/ Drew K. Hostetter
Drew K. Hostetter Executive Vice President and Chief Financial Officer

Dated: December 12, 2008